Exhibit 10.1

BINDING AGREEMENT

Immune Pharmaceuticals Inc. ("Immune") and Novel Pain Therapeutics, LLC (“NPT” and, together with Immune, the “Parties”) entered into an option agreement on May 15, 2016 followed by an amendment on July 15, 2016 regarding the development and commercialization of Amiket. The parties now agree that NPT or its designees shall purchase up to $20,000,000 of the capital stock of Maxim Pharmaceuticals, Inc. (“Maxim”), a wholly owned subsidiary of Immune formed to own Immune’s AmiKet™ and other pain and neurology products, subject to the terms and conditions of this Agreement.

Each Party has determined that it is in its best interests to execute and be bound by this agreement of terms (the "Agreement"). Accordingly, the Parties are executing this Agreement as of the date set forth on the signature page hereto (the "Effective Date") intending to be legally bound by the terms set forth herein and to create legally enforceable obligations and rights as set forth herein. Immediately following the execution of this Agreement, the Parties will negotiate in good faith the terms of a definitive agreement regarding the transaction (a "Definitive Agreement") described in, and incorporating the terms set forth in, this Agreement and containing such other provisions that are usual and customary in security purchase agreements, which Definitive Agreement, when executed by the Parties will supersede and replace in its entirety this Agreement; provided that, this Agreement shall continue to be binding on the Parties in the event that the Parties do not execute such Definitive Agreement.

Transaction Overview	NPT or its designees shall purchase securities of Maxim for an aggregate purchase price of up to $20,000,000, subject to the terms and conditions hereof, as follows:

Funding Schedule

NPT or its designees shall purchase $5,000,000 of Maxim securities within 30 days of the execution of this Agreement at a pre-money valuation of $15,000,000 and an additional of up to $15,000,000 of Maxim securities in multiple tranches at pre-agreed prices within 360 days of the execution of this Agreement, in each case subject to (a) NPT or its designees, Immune and Maxim theretofore entering into a mutually satisfactory Definitive Agreement and the satisfaction of any conditions set forth therein, and (b) Immune and NPT’s or its designees’ satisfaction with the Maxim’s board’s selection of a Chief Executive Officer and the terms of his or her appointment, and (c) (i) the transfer from Immune to Maxim of all of Immune’s right, title and interest in and to Immune’s AmiKet and Amiket Nano products and (ii) the transfer from Maxim to Immune of all of Maxim’s rights, title and interest in and to Maxim’s Azixa, Crilobulin and Ceplene products.

Board Rights	Maxim’s board of directors shall consist of five directors. Upon consummation of the $5,000,000 investment, holders of a majority of the $5,000,000 of purchased Maxim securities (the “Required Majority”) shall have the right to appoint one board member (the “NPT Member”).

Chief Executive Officer	The board of directors of Maxim shall appoint a Chief Executive Officer, within 30 days of the execution of this agreement. The CEO shall also be one of the five board members. He or she shall not be the NPT Member. Maxim’s board may not appoint a Chief Executive Officer without the consent of the Required Majority.

Further Assurances

Each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action and all things reasonably necessary to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the date of this Binding Agreement any further action is necessary to carry out the purpose of this Binding Agreement, the Parties will take or cause to be taken all such necessary or appropriate actions and shall bear their own cost of any such actions.

This agreement is transferable to designees with express consent of Immune Pharmaceuticals and NPT.

Governing Law; \Enforcement	This letter agreement shall be governed by the laws of the State of New York. Any dispute or controversy arising under or related in any way to this letter agreement shall be adjudicated by a court of competent jurisdiction located in the State of New York. Each party recognizes that the rights contained herein and the benefits arising therefrom are unique and damages cannot provide an adequate remedy in the event of a breach of this letter agreement.

[signature page follows immediately]

AGREED to as of September 15, 2016

Immune Pharmaceuticals Inc.

By: /s/ Daniel G. Teper
Name: Daniel G. Teper
Title: CEO

Novel Pain Therapeutics, LLC

By: /s/ Mark Fawer
Name: Mark Fawer
Title: Managing Member

[Signature-page to Binding Agreement]